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                                                                    EXHIBIT 23.1




                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statements (Forms S-8, No. 33-80938, No. 33-97206 and No. 333-34515) pertaining to the
NeXagen, Inc. 1993 Incentive Stock Plan, the Registration Statements (Forms S-8, No. 33-88074 and No. 333-07887) pertaining to the NeXstar Pharmaceuticals, Inc. 1994 Stock Purchase Plan, the Registration Statement (Form S-8, No. 333-07889) pertaining to the NeXstar Pharmaceuticals, Inc. 1995 Director Option Plan, the Registration Statement (Form S-8, No. 33-90994) pertaining to the Vestar, Inc. 1988 Stock Option Plan and the Vestar, Inc. 1992 Deferred Compensation Plan for Non-Employee Directors, the Registration Statement (Form S-3, No. 333-00758) of NeXstar Pharmaceuticals, Inc. and in the related Prospectus, and the Registration Statement (Form S-3, No. 333-35827) of NeXstar Pharmaceuticals, Inc. and in the related Prospectus of our report dated February 27, 1998, with respect to the consolidated financial statements of NeXstar Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1997.






                                                  ERNST & YOUNG LLP


Denver, Colorado
March 25, 1998